Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
ONE MANHATTAN WEST
NEW YORK, NY 10001	FIRM/AFFILIATE OFFICES
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WASHINGTON, D.C.
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May 16, 2025

FTAI Infrastructure Inc.
1345 Avenue of the Americas, 45th Floor
New York, NY 10011

Re:	FTAI Infrastructure Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to FTAI Infrastructure Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders identified on Schedule A hereto (the “Selling Stockholders”) of up to 22,237,370 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Certificate of Designations (as defined below) upon conversion of the Series B Convertible Junior Preferred Stock of the Company (the “Series B Convertible Junior Preferred Stock”) issued to certain affiliates of GCM Grosvenor Inc. pursuant to the Purchase Agreement (as defined below) and assigned thereafter to the Selling Stockholders.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-3 of the Company filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offering pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)          the prospectus, dated as of the date hereof, which forms a part of and is included in the Registration Statement (the “Prospectus”);

FTAI Infrastructure Inc.
May 16, 2025

(c)          an executed copy of the Purchase Agreement, dated as of February 26, 2025, by and among the Company, Ohio River Partners Holdco LLC and Long Ridge Energy & Power LLC, and Labor Impact Fund, L.P., Labor Impact Feeder Fund, L.P., Labor Impact Real Estate (Cayman) Holdings, L.P. and LIF LR Holdings LLC;

(d)          an executed copy of a certificate of Kevin Krieger, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)          a copy of the Company’s Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of April 11, 2025, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(f)          a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate (the “Bylaws”);

(g)          a copy of the Certificate of Designations, as filed with the Secretary of State of the State of Delaware on February 26, 2025 (the “Certificate of Designations”), designating the Series B Convertible Junior Preferred Stock and certified pursuant to the Secretary’s Certificate; and

(h)          a copy of certain resolutions of the Board of Directors of the Company, adopted on February 24, 2025, certified pursuant to the Secretary’s Certificate;

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. We have also assumed that (i) the Company received in full the consideration for the Series B Convertible Preferred Stock set forth in the Purchase Agreement and the applicable resolutions of the Board of Directors of the Company approving the issuance of all such shares of Series B Convertible Junior Preferred Stock and the Shares, (ii) each issuance of the Shares will be registered in the Company’s share registry and (iii) the Conversion Price (as defined in the Certificate of Designations) will be at least equal to the par value of the Shares at the time of conversion. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate, the Certificate of Incorporation and the Certificate of Designations and the factual representations and warranties set forth in the Purchase Agreement.

FTAI Infrastructure Inc.
May 16, 2025

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means those documents listed in paragraphs (e) through (g) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares issuable upon conversion of the Series B Convertible Junior Preferred Stock pursuant to the Certificate of Designations have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon conversion of the Series B Convertible Junior Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinions we have assumed that:

(a)          the issuance of the Shares does not violate any statute to which the Company or such issuance is subject or constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024), although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

(b)          the Company’s authorized capital stock is as set forth in the Certificate of Incorporation and the Certificate of Designations, and we have relied solely on the certified copies thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

FTAI Infrastructure Inc.
May 16, 2025

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJS

Schedule A

Selling Stockholder	Total Number of Shares to be Sold
LIF AIV 1, L.P.	22,050,554
Labor Impact Fund, L.P.	186,816
Total	22,237,370